UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011
NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-1.1
EX-4.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 15, 2011, Noble Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale of $850,000,000 aggregate principal amount of 6.000% notes due 2041 (the “Notes”). The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-157406) which was filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on February 19, 2009. The terms of the Notes are further described in the Company’s prospectus supplement dated February 15, 2011, as filed with the SEC under Rule 424(b)(2) of the Act on that date. The closing of the sale of the Notes occurred on February 18, 2011. The Notes are unsubordinated and unsecured obligations of the Company. The net proceeds from the sale of the Notes, after deducting the underwriting discounts and estimated offering expenses, were approximately $835.4 million.
     The Notes are governed by the terms of an Indenture dated as of February 27, 2009 between the Company and Wells Fargo Bank, National Association as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of February 18, 2011 between the Company and the Trustee.
     The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.
     A copy of the Underwriting Agreement and the Second Supplemental Indenture have been filed as Exhibits 1.1 and 4.1, respectively, to this report and are incorporated herein by reference.
     Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions for those transactions.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report on Form 8-K:
1.1	Underwriting Agreement, dated as of February 15, 2011, among Noble Energy, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture dated as of February 18, 2011, to Indenture dated as of February 27, 2009 between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, relating to senior debt securities of Noble Energy, Inc. (including the form of 2041 Notes).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: February 18, 2011	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 15, 2011, among Noble Energy, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture dated as of February 18, 2011, to Indenture dated as of February 22, 2009 between Noble Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, relating to senior debt securities of Noble Energy, Inc. (including the form of 2041 Notes).